As filed with the Securities and Exchange Commission on May __, 2001.
                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Charter Communications, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                   43-1857213
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                             12444 Powerscourt Drive
                            St. Louis, Missouri 63131
                    (Address of Principal Executive Offices)

             Charter Communications, Inc. 2001 Stock Incentive Plan
                            (Full title of the Plan)

                                 Curtis S. Shaw
              Senior Vice President, General Counsel and Secretary
                          Charter Communications, Inc.
                             12444 Powerscourt Drive
                            St. Louis, Missouri 63131
                     (Name and Address of Agent for Service)

                                 (314) 965-0555
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                               Leigh P. Ryan, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                            New York, New York 10022
                            Telephone: (212) 318-6000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
         Title of Securities to be Registered            Amount to be    Proposed Maximum   Proposed Maximum       Amount of
                                                          Registered         Offering           Aggregate      Registration Fee
                                                                          Price Per Share    Offering Price
                                                                                (1)                (1)
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.001                    38,895,911            $                  $            $215,984.66
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows:
       (i) in the case of shares of Charter Communications, Inc. Class A common stock, par value $0.001 (the "Common Stock") upon exercise of outstanding options granted under the Charter Communications, Inc. 2001 Stock Incentive Plan, the fee is calculated on the basis of the price at which the outstanding options may be exercised: 6,742,830 options exercisable at $23.0938 per share; and 1,410,000 options exercisable at $21.195 per share; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of (i) the average of the high and low sale prices per share of Common Stock as quoted on the Nasdaq National Market on May 16, 2001 (within 5 business days prior to filing this Registration Statement).

(2) Represents the aggregate number of shares of Common Stock which may be issued upon the exercise of options which have been granted and/or may hereafter be granted under the plan.


                                EXPLANATORY NOTE

           In May 2000, the Company filed a registration statement on Form S-8 (333-36688) registering 25,009,798 shares of Common Stock issuable in exchange for membership units received upon the exercise of options granted under the 1999 Charter Communications Option Plan (the "1999 Option Plan"). In February 2001, the Board of Directors of the Company approved the adoption of the Charter Communications, Inc. 2001 Stock Incentive Plan (the "2001 Incentive Plan"), subject to the approval of the Company's shareholders which is expected to occur in June 2001. Upon effectiveness of the 2001 Incentive Plan, the Company will have a total of 60,000,000 shares of its Class A common stock available for the grant of options and other stock-based benefits under the 1999 Option Plan and the 2001 Incentive Plan or, in the alternative, the Company can use shares available under the 2001 Incentive Plan for stock-based benefits other than options.

           The 1999 Option Plan provided for options covering up to 25,009,798 membership units in Charter Communications Holding Company, LLC (a direct subsidiary of the Company) which are exchanged immediately upon issuance for shares of the Company's Class A common stock on a one-for-one basis. To ensure that the combined number of shares covered by both plans would be 60,000,000, the 1999 Option Plan was amended to provide that any unissued shares, including those that become available as a result of termination of an option under the terms of the 1999 Option Plan, be removed from the 1999 Option Plan and be added to the 2001 Incentive Plan. The 2001 Incentive Plan, in turn, provides that it starts with 38,895,911 shares available, with the number to increase automatically by the number of options removed from under the 1999 Option Plan. Thus, the number of shares covered by each plan changes on a daily basis, but in no event will the total under both plans exceed 60,000,000 shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

           The documents containing the information specified in this Item will be sent or given to participants under the 2001 Incentive Plan and, in accordance with the rules and regulations of the Securities and Exchange
Commission (the "Commission"), are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement").

Item 2.  Registrant Information and Employee Plan Annual Information

           The documents containing the information specified in this Item will be sent or given to participants in the 2001 Incentive Plan. In accordance with Rule 428 and the requirements of

Part I of Form S-8, such documents are not being filed with, or included in, this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The following documents and information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

               1) The registrant's Annual Report filed on Form 10-K on March 6, 2001.

               2) The description of the Common Stock contained in the registrant's prospectus filed pursuant to Rule 424(b)(3) on May 17, 2001, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

               3) The registrant's Quarterly Report filed on Form 10-Q on May 15, 2001.

               4) The registrant's Current Report on Form 8-K filed with the Commission on January 8, 2001.

               5) The registrant's Current Report on Form 8-K filed with the Commission on February 15, 2001.

               6) The registrant's Current Report on Form 8-K filed with the Commission on March 1, 2001.

               7) The registrant's Proxy Statement filed with the Commission on April 27, 2001, relating to the 2001 annual meeting of stockholders.

               8) The registrant's Current Report on Form 8-K filed with the Commission on May 4, 2001.

               9) The registrant's Current Report on Form 8-K filed with the Commission on May 9, 2001.

           Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. In addition, all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

           The registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors' duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation law; or (iv) for any transaction from which the director derived an improper personal benefit.

           The registrant's bylaws require the registrant, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys' fees, judgments, amounts paid in settlement, fines, ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith.

           The registrant has entered into agreements to indemnify Jerald L. Kent, the President and Chief Executive Officer of the registrant, and Howard L. Wood, a member of the Board of Directors of the registrant, against claims, damages, liabilities, losses or expenses incurred or suffered by either of them in connection with or arising out of their performance of their respective duties as an officer or director of the registrant.

           The registrant has obtained directors' and officers' liability insurance policies which are intended to insure such person against certain liabilities incurred in their respective capacities as directors and officers of the registrant.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           The exhibits filed as part of this registration statement are as follows:


Exhibit No.                             Description                                        Sequential
-----------                             -----------                                         Page No.
                                                                                            --------
        4.1    Charter   Communications,   Inc.   2001  Stock   Incentive   Plan
               (incorporated  by reference to the quarterly  report on Form 10-Q of  Charter  Communications,  Inc.  filed on May 15,  2001  (File
               No.000-27927))
        5.1    Opinion of Paul, Hastings, Janofsky & Walker LLP
       23.1    Consent of Paul,  Hastings,  Janofsky & Walker LLP  (contained in exhibit 5.1 of this Registration Statement)
       23.2    Consent of Arthur Andersen LLP 23.3 Consent of Ernst & Young LLP
       23.4    Consent of KPMG LLP
       23.5    Consent of Ernst & Young LLP
       24.1    Power  of  Attorney  (included  on the  signature  page  of  this
               Registration Statement)

Item 9.  Undertakings.

       The undersigned registrant hereby undertakes:

             A.    (1)   To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 21, 2001.

                                          Charter Communications, Inc.
                                          (registrant)



                                          By:   /s/ Curtis S. Shaw
                                                ----------------------
                                                Curtis S. Shaw
                                                Senior Vice President,
                                                General Counsel
                                                and Secretary


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis S. Shaw, with full power to act as his true and lawful attorney-in-fact and agent or agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                Title                             Date

/s/ Paul G. Allen                    Chairman of the Board of Directors         May 21, 2001
-------------------------------
Paul G. Allen

/s/ William D. Savoy                 Director                                   May 21, 2001
-------------------------------
William D. Savoy


/s/ Jerald L. Kent                   President, Chief Executive Officer and     May 21, 2001
-------------------------------          Director
Jerald L. Kent

/s/ Kent D. Kalkwarf                 Executive Vice President and               May 21, 2001
-------------------------------          Chief Financial Officer
Kent D. Kalkwarf

/s/ Marc B. Nathanson                Director                                   May 21, 2001
-------------------------------
Marc B. Nathanson

/s/ Ronald L. Nelson                 Director                                   May 21, 2001
-------------------------------
Ronald L. Nelson

/s/ Nancy B. Peretsman               Director                                   May 21, 2001
-------------------------------
Nancy B. Peretsman

/s/ Howard L. Wood                   Director                                   May 21, 2001
-------------------------
Howard L. Wood

                                  EXHIBIT INDEX


Exhibit No.                             Description                                        Sequential
-----------                             -----------                                         Page No.
                                                                                            --------
        4.1    Charter   Communications,   Inc.   2001  Stock   Incentive   Plan
               (incorporated  by reference to the quarterly  report on Form 10-Q of  Charter  Communications,  Inc.  filed on May 15,  2001  (File
               No.000-27927))
        5.1    Opinion of Paul, Hastings, Janofsky & Walker LLP
       23.1    Consent of Paul,  Hastings,  Janofsky & Walker LLP  (contained in exhibit 5.1 of this Registration Statement)
       23.2    Consent of Arthur Andersen LLP
       23.3    Consent of Ernst & Young LLP
       23.4    Consent of KPMG LLP 23.5 Consent of Ernst & Young LLP
       24.1    Power  of  Attorney  (included  on the  signature  page  of  this
               Registration Statement)